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                                                                    EXHIBIT 23.2


                       [DELOITTE & TOUCHE LLP LETTERHEAD]



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statements (Nos. 33-60982, 33-63139, 33-64127, 33-64329, 33-64525 and 333-16985) on Form
S-3 of TCI Communications, Inc. of our report dated March 14, 1997 on the consolidated financial statements of Sprint Spectrum Holding Company, L.P. and subsidiaries (which expresses an unqualified opinion and includes an explanatory paragraph referring to the developmental stage of Sprint Spectrum Holding Company, L.P. and subsidiaries) for each of the two years in the period ended December 31, 1996, for the period from October 24, 1994 (date of inception) to December 31, 1994 and for the cumulative period from October 24, 1994 (date of inception) to December 31, 1996 appearing in the Annual Report on Form 10-K of TCI Communications, Inc. for the year ended December 31, 1996.



/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Kansas City, Missouri
March 24, 1997